                                                                   EXHIBIT 10.13






                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT is made and entered into as of the 23rd day of December, 1993, among PACKAGED ICE, INC., a Texas corporation (the "Company"), and the Investors named in Schedule A attached hereto and incorporated herein by reference (collectively "Investors" and individually "Investor").


                              W I T N E S S E T H:

         WHEREAS, certain of the Investors, namely, Frances H. Billups ("Billups"), James W. Gorman ("Gorman"), Hugh Halff, Jr. ("Halff"), A.J. Lewis, Jr. ("Lewis, Jr."), A. J. Lewis, III ("Lewis, III"), Steve C. Lewis ("S. Lewis"), and Steven P. Rosenberg ("Rosenberg"), (hereinafter collectively the "1991 Investors") are parties to that one certain Investment Agreement dated June 7, 1991, as amended by that one certain First Amendment to Investment Agreement dated December 31, 1991 (together, the "1991 Investment Agreement"); and

         WHEREAS, the obligations of the 1991 Investors under the 1991 Investment Agreement were conditioned upon certain events taking place on or before December 31, 1992, which events have not taken place, and certain of the 1991 Investors have determined not to waive such conditions; and

         WHEREAS, the 1991 Investors are desirous of making an additional investment in the Company and in consideration of the Company entering into this Stock Purchase Agreement, the 1991 Investors, except Rosenberg, are desirous of relinquishing their rights under the 1991 Investment Agreement; and

         WHEREAS, Rosenberg is desirous of waiving certain conditions of the Investment Agreement, and the 1991 Investors are desirous of making certain other modifications thereto; and

         WHEREAS, to obtain additional equity financing, the Company desires to issue and sell shares of its $.01 par value Common Stock ("Common Stock") to the Investors, and the Investors, acting independently, desire to purchase such Common Stock, at the prices, on the terms, and subject to the conditions as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                        PURCHASE AND SALE OF SECURITIES

         1.1 Issuance and Sale of Securities. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, at the Closing the Company agrees to issue and sell to each Investor, and each Investor independently agrees to purchase from the Company, the number of shares of Common Stock as set forth opposite the name of each Investor on Schedule A hereto, and at the prices as set forth on said Schedule A opposite the name of each such Investor.

         1.2 Delivery and Payment. At the Closing, the Company will execute and deliver to each Investor certificates evidencing the number of shares of Common Stock purchased at the Closing, as set forth opposite the name of each Investor on Schedule A hereto, against payment, in immediately available funds, by each Investor to the Company of the purchase price for the shares of Common Stock to be purchased at the Closing as set forth opposite the name of each Investor on Schedule A hereto.

         1.3 Closing. The consummation of the issuance, sale and purchase of the Common Stock to be purchased pursuant to this Agreement shall be effected (the "Closing") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1500 NationsBank Plaza, 300 Convent St., San Antonio, Texas 78205, commencing at 10:00 a.m., on January 4, 1993 (the "Closing Date") or at such other time or place as the Company and the Investors shall mutually agree.

         1.4 Failure of an Investor to Close. In the event the Company fulfills all conditions required to be fulfilled by it under this Agreement, and, notwithstanding such fulfillment, if an Investor fails (the "Defaulting Investor") to purchase in accordance with the terms of this Agreement, all of the shares of Common Stock which such Defaulting Investor has agreed to purchase, in addition to all other legal and equitable remedies of the Company and the other Investors, the Company shall notify the Investors who are not Defaulting Investors of the Defaulting Investor's failure and they shall have the option, for a period of five (5) additional days after the scheduled Closing, to purchase such portion of the Common Stock which the Defaulting Investor had the right to purchase as the number of shares of Common Stock owned by each of the Investors (excluding the defaulting Investor) at such time shall bear to the total number of shares of Common Stock owned by the other Investors, excluding the Defaulting Investor. If any Investor does not purchase his or her full portion of such shares of Common Stock, the remaining shares of Common Stock may be purchased by the other Investors pro rata in the same manner within such five (5) day period after the scheduled Closing.


                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors as follows:

         2.1 Organization and Standing of the Company. Each of the Company and its subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each of the Company and its subsidiary is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is required.


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         2.2     Capitalization of the Company.  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 1,559,621 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding. Except as set forth on the Disclosure Schedule, attached hereto and incorporated herein by reference (the "Disclosure Schedule"), at the Closing there will be no other warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of the Company or its subsidiary, or notes, securities or other instruments convertible into or exchangeable for capital stock of the Company, nor any commitments, agreements or understandings by or with the Company with respect to the issuance thereof.

         2.3 Duly Issued. All of the issued and outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable and were issued in compliance with applicable federal and state securities laws. Upon issuance and delivery to each of the Investors of the number of shares of the Common Stock set forth opposite each Investor's name on Schedule A against payment of the purchase price therefor pursuant to this Agreement, such shares will be validly issued, fully paid and non-assessable.

         2.4 Authorization. This Agreement has, and each other agreement required to be entered into by the Company pursuant to the terms and conditions hereof, when executed and delivered by the Company, will have been duly authorized, executed and delivered by and on behalf of the Company, and will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

         2.5 Subsidiaries. Except as set forth on the Disclosure Schedule, the Company has no subsidiaries and does not, directly or indirectly, own any interest in any corporation, partnership, firm or other business entity. The Company is not a participant in any joint venture, partnership, or similar agreement.

         2.6     Financial Position.

                 (a) Attached hereto as Schedule 2.6 is the Company's unaudited balance sheet as at December 31, 1992 (the "1992 Balance Sheet"), and the related statement of income for the fiscal year then ended, and the unaudited, consolidated balance sheet of the Company as at October 31, 1993 (the "October 31 Balance Sheet"), and the related consolidated statement of income for the eleven months ended on October 31, 1993 (such balance sheets and related statements are collectively referred to herein as the "Financial Statements"). The Financial Statements present fairly the financial position of the Company and the subsidiary as at December 31, 1992 and October 31, 1993, respectively, all in conformity with the Company's normal accounting practices applied on a basis consistent with the Company's prior practice.





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                 (b)      Except as set forth on the Disclosure Schedule, since
the date of the October 31 Balance Sheet, no event or condition has occurred, and no event or condition is to the knowledge of the Company's officers threatened, which has had a materially adverse effect, or could reasonably be expected to have a materially adverse effect, on the Company's properties, assets, or financial position. Except as set forth in the Disclosure Schedule, the Company has no material liabilities or financial obligations not disclosed in the October 31 Balance Sheet. Except as disclosed in the Financial Statements, the Company is not an indemnitor or guarantor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting procedures.

         2.7 Tax Returns. The Company has timely filed all tax returns and reports required by law and has paid all taxes required to be paid, together with any penalties and interest. These returns and reports are true and correct in all material respects. There is no pending dispute with any taxing authority relating to any of the Company's returns. There is no tax audit of any return of the Company pending or currently in process. The Company has paid all taxes and assessments determined to be owing as a result of any prior audit. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made other elections that would have a material adverse effect on the business, properties, prospects or financial condition of the Company. The Company has withheld or collected from each payment made to each employee, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving offices or authorized depositories.

         2.8 Title to Properties. Except as set forth in the Disclosure Schedule, each of the Company and its subsidiary has good and marketable title to, and the exclusive use of, all of its tangible properties and assets, free and clear of all mortgages, liens, claims and encumbrances.

         2.9 Contracts and Leases. A description of all material contracts, commitments, leases and agreements to which the Company or its subsidiary is a party, written and oral, is set forth on the Disclosure Schedule.

         2.10 Directors and Officers. As of the date of this Agreement, the Company's Board of Directors is comprised of four members, James F. Stuart, Steven P. Rosenberg, A. J. Lewis, III, and Jack Stazo. The Company's only officers are James F. Stuart, President and Secretary, Allen Butcher, Vice President, and Jack Stazo, Vice-President.

         2.11 Employee Benefit Plans. Except as set forth in the Disclosure Schedule, the Company has no pension, profit sharing, insurance, stock purchase, stock option or other employee benefit plans, nor any "Employee Benefit Plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

         2.12 No Breach. Except as set forth in the Disclosure Schedule, neither the Company nor its subsidiary is in breach or default of any term or provision of its Articles of Incorporation or its





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Bylaws, or any material  term or provision of any mortgage, indenture, instrument, lease, contract, commitment or other agreement to which the Company or its subsidiary is a party or by which it is bound, or of any provision of any governmental statute, rule or regulation applicable to or binding upon the Company or its subsidiary. Neither the execution and delivery of this Agreement and the other agreements required to be executed and delivered pursuant to the terms and conditions of this Agreement nor the consummation of the transactions contemplated thereby will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, (i) the Articles of Incorporation or Bylaws of the Company or its subsidiary, (ii) any agreement or instrument to which the Company or its subsidiary is now a party or by which either of them is bound, or (iii) any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding on the Company or its subsidiary, or (b) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or its subsidiary.

         2.13 Litigation. There is no litigation or proceeding pending or, to the knowledge of the officers of the Company, threatened against or relating to the Company, its subsidiary, or their respective properties or business.

         2.14 Court Orders, Decrees, Etc. There is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or adversely affecting the Company, its subsidiaries, or their respective properties or business.

         2.15 Franchises, Permits, Consents and Patent. Each of the Company and its subsidiary possesses all governmental franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders, required by the Company and its subsidiary to carry on their businesses as now being conducted, and all such items which the Company or its subsidiary possesses are described in the Disclosure Schedule. All registrations, designations and filings with all governmental authorities required in the conduct of the businesses of the Company or its subsidiary or in connection with the consummation of the transactions contemplated by this Agreement have been made or obtained.

         2.16 Insurance. The Company has in force, and has paid all premiums due on, liability, casualty and other insurance policies in the amounts and of the types set forth in the Disclosure Schedule.

         2.17 Securities Law Compliance. The offer, issuance and sale of the Common Stock to be issued hereunder has been made in compliance with all applicable federal and state securities laws. Neither the Company nor anyone acting on its behalf has offered any of the Common Stock (or similar securities) for sale to, or solicited offers to buy any of the Common Stock (or similar securities) from, any prospective purchaser, so as to make the issuance and sale of the Common Stock hereunder subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

         2.18 Finders' Fees. The Company has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.





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         2.19    Intellectual Property.

                 Except as set forth on the Disclosure Schedule, to the actual knowledge of the Company's officers:

                 (a) The Company and its subsidiary own or have the right to use pursuant to license, sublicense, public domain, agreement, or permission
(i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, together with all reissuances, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, "Intellectual Property"), currently being used in the operation of the Company's business.

                 (b) None of the Company and its subsidiary has knowingly interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company's officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that any of the Company and its subsidiary must license or refrain from using any Intellectual Property rights of any third party. To the knowledge of any of the officers of the Company and its subsidiary, no third party has interfered with, infringed upon, or misappropriated in any material respect any Intellectual Property rights of any of the Company and its subsidiary.

                 (c) The Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its subsidiary has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its subsidiary has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its subsidiary. With respect to each such item of Intellectual Property required to be identified in the Disclosure Schedule:

                          i.      the Company and its subsidiary possess all
right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                          ii.     except as set forth on the Disclosure
Schedule the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;





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                          iii.    except as set forth on the Disclosure
Schedule no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the officers of the Company and its subsidiary, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                 (d) The Disclosure Statement identifies each material item of Intellectual Property that any third party owns and that any of the Company and its subsidiary uses pursuant to license, sublicense, agreement, or permission. The Company has delivered or made available at its offices to the Investors correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property required to be identified in the Disclosure
Schedule:

                          i.      the license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                          ii.     the license, sublicense, agreement or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                          iii.    no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                          iv.     no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof;

                          v.      except as set forth on the Disclosure
Schedule none of the Company and its subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         2.20 Environment, Health, and Safety. To the actual knowledge of the Company's officers, each of the Company and its subsidiary has complied in all material respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over the Company and its subsidiary concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its subsidiary has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all material





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respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws.

         2.21 Product Liability. To the actual knowledge of the Company's officers, none of the Company and its subsidiary has any liability (and to such officers' actual knowledge there is no factual basis for any present action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its subsidiary.

         2.22 Disclosure. The representations and warranties contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.


                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Each of the Investors severally, and not jointly, represents and warrants to the Company, the following:

         3.1 Authorization. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding agreement of the Investor enforceable in accordance with its terms, and each other agreement required to be entered into by the Investor pursuant to the terms and conditions hereof, when executed and delivered by the Investor, will constitute the valid and binding agreement of the Investor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. Each Investor which is not a natural person has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

         3.2 Securities Not Registered. The Investor is acquiring the Common Stock for investment purposes only, for his own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Investor has been advised that the shares of Common Stock being purchased and issued hereunder have not been registered under the Securities Act or applicable state securities laws and that such shares must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor acknowledges and agrees that the Common Stock certificates will bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN OPINION





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         OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH
         REGISTRATION IS NOT REQUIRED

and that such instruments will bear such restrictive or other legends as are required by applicable state laws.

         3.3 Access to Information. The Company has made available to the Investor the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and the Investor has been permitted to have access to all information which he has requested in order to evaluate the merits and risks of the purchase of the Common Stock hereunder.

         3.4 Investor Due Diligence. In making the investment in the Company and its Common Stock, the Investor is not acting on the basis of, or relying upon, any promotional materials, business plans, financial projections, representations or warranties other than those express representations and warranties contained in this Agreement, and the Investor has performed his or its own due diligence and has independently made such studies and investigations of the Company's business, the market for the Company's products and services, the Company and its management, as the Investor deems necessary to formulate his decision to purchase Common Stock pursuant to the terms of this Agreement.

         3.5 Investment Experience. The Investor (i) has such knowledge, skill and experience in financial, business and investment matters relating to an investment of this type, that he or it is capable of evaluating the merits and risks of the purchase of the Common Stock, (ii) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (iii) he has the ability to bear the risk of losing his entire investment in the Common Stock.

         3.6 Finders' Fees. The Investor has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.


                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees that, unless a written waiver in accordance with the provisions of Section 10.2 of this Agreement is first obtained, from and after the Closing Date the Company will fully comply with each of the following covenants of this Article 4.

         4.1 Financial Information. The Company will deliver at its expense to each Investor the following:

                 (a) no later than sixty (60) days after the end of each fiscal quarter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of the quarter,





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
and unaudited consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for the quarter and for the current fiscal year-to-date; and

                 (b) no later than one hundred twenty (120) days after the end of each fiscal year, unaudited consolidated financial statements of the Company and its subsidiaries, if any, for and as of the end of the preceding fiscal year (including a balance sheet and statements of income and cash flow), in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied.

         4.2 Inspection. The Company will permit each Investor, or any designee thereof, to visit and inspect the properties of the Company or any of its subsidiaries, including the financial books and records thereof, and the right to take extracts therefrom, and discuss the affairs, finances and accounts thereof with the appropriate officers, all at reasonable times upon reasonable notice, and as often as reasonably may be requested.

         4.3 Meetings of Board of Directors. Each Investor shall be permitted to attend, receive two (2) days advance notice of, and make comments at, all meetings at which the Board of Directors intends to consider the issuance and sale of securities.

         4.4 Use of Proceeds. The Company will use the proceeds of the investments made by the Investors hereunder to lease or purchase the components of systems which make, bag and merchandise packaged ice (the "Systems"), install the Systems in retail and industrial locations, purchase inventories of replacement parts and plastic bags, market the Systems, maintain the Systems, and for general working capital purposes relating to the Company's business.


                                   ARTICLE 5

                      CONDITIONS TO INVESTORS' OBLIGATIONS

         The obligation of each Investor to purchase and pay for the Common Stock to be delivered to it hereunder at the Closing Date is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

         5.1 Compliance with Representations and Warranties. The representations and warranties contained in Article 2 hereof shall be true on and as of the Closing Date with the same effect as though made on and as of that date, and the Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by the Company prior to or at the Closing.

         5.2 Compliance Certificate. The Company shall have delivered to the Investors a certificate, dated as of the Closing Date and signed by the Company's President, certifying that the conditions in this Article 5 required to be fulfilled prior to the Closing Date have been fulfilled.





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         5.3     Shareholders Agreement.  Each of the Investors shall have
entered into a counterpart of the Shareholders Agreement originally dated January 9, 1992 by and among the Company and its shareholders (the "Shareholders Agreement").

         5.4 Parallel Exit Agreement. James F. Stuart and the Company shall have entered into the Parallel Exit Agreement in the form of Exhibit 5.4 attached hereto.

         5.5 Proceeds to the Company. The aggregate proceeds to the Company resulting from the sale of Common Stock under this Agreement shall not be less than $3,750,000, and if Rosenberg consummates the purchase of 250,000 shares of Common Stock hereunder, shall not be less than $4,750,000.

         5.6 Stock Certificates. The Company shall have delivered to each of the Investors a stock certificate evidencing the number of shares of Common Stock purchased hereunder.

         5.7 Voting Agreement. The holders of a majority of the Common Stock of the Company issued and outstanding, giving pro forma effect to the exercise of all options, warrants and conversion rights outstanding, shall have entered into a voting agreement in the form attached hereto as Exhibit 5.7 (the "Voting Agreement").

         5.8 Opinion of Counsel. The Company shall have delivered to the Investors the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated the Closing Date, substantially in the form of Exhibit 5.8.


                                   ARTICLE 6

                      CONDITIONS TO COMPANY'S OBLIGATIONS

         The obligation of the Company to issue and sell the Common Stock to the Investors hereunder is subject to the fulfillment by each Investor, at or before the Closing, of the following conditions:

         6.1 Compliance with Representations and Warranties. The representations and warranties of each of the Investors contained in Article 3 hereof shall be true on and as of the Closing Date with the same effect as though made on that date.

         6.2 Voting Agreement. The holders of a majority of the Common Stock of the Company issued and outstanding, giving pro forma effect to the exercise of all options, warrants and conversion rights outstanding, shall have entered into the Voting Agreement.

         6.3 Shareholders Agreement. Each of the Investors shall have entered into the Shareholders Agreement.





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                                   ARTICLE 7

                                INDEMNIFICATION

         The Company shall indemnify and hold harmless the Investors, and the Investors, severally and not jointly, shall indemnify and hold harmless the Company, against all loss, cost and expense (including reasonable attorneys' and accountants' fees) incurred by the indemnified party or parties as a result of or in connection with the breach by the indemnifying party or parties of any representation, warranty or covenant contained in this Agreement or in any other agreement entered into pursuant to the terms and conditions of this Agreement.


                                   ARTICLE 8

                              REGISTRATION RIGHTS

         8.1     Definitions.  As used in this Article 8:

                 (a) The terms "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement in compliance with the Securities Act (and all related registrations or qualifications required under state securities laws) and the declaration or ordering of the effectiveness thereof.

                 (b) The term "Registerable Securities" means (i) shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to or in exchange for shares of Common Stock; provided, that, "Registerable Securities" shall not include any Common Stock which has previously been offered and sold pursuant to an effective registration statement under the Securities Act.

                 (c) The term "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

         8.2     Piggyback Registration.

                 (a) Each time the Company determines to register any of its equity securities for the account of a holder of Common Stock (other than a registration solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable), the Company shall (i) promptly give to each Investor written notice thereof, and (ii) include in the registration, and in any underwritten offering made in connection therewith, the Registerable Securities of the Investors specified in any written requests given to the Company by any such Investor desiring to participate in the registration and offering within five (5) days after the date of the Company's notice to the Investors.

                 (b) If the registration is in connection with an underwritten offering, the right of any Investor to registration pursuant to this Section shall be conditioned upon the Investor's participation in the underwriting and the inclusion of the Investor's Registerable Securities in the underwriting. All Investors proposing to distribute Registerable Securities through the underwriting (together with the Company and any other shareholders distributing their securities through the underwriting) shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. Notwithstanding any other provision of this Section 8.2, if the underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registerable Securities to be included in the registration and underwriting. If necessary, the Registerable Securities to be included in the registration and underwriting will be allocated among all Investors who have elected to participate therein and other shareholders who have been given the right to participate therein, proportionately, based upon the number of shares of Registerable Securities held by each participating shareholder. Subject to the terms and conditions of the underwriting agreement, any participating shareholder may elect at any time to withdraw from the registration and underwriting by written notice to the Company, the underwriter and the other participants.

         8.3 Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Article, including without limitation, all related registration or filing fees, printing expenses, escrow fees, fees of counsel for the Company and one special counsel retained by the participating shareholders, and accountants' and other experts' fees, shall be borne by the Company; provided, however, that the Company will not be required to pay stock transfer taxes or underwriters' fees, discounts or commissions allocable to the Registerable Securities.

         8.4 Registration Procedures. The Company shall keep each Investor participating in a registration pursuant to this Article fully informed of the progress thereof. At its expense, the Company will (a) keep the registration effective for so long as is reasonably necessary, but in no event for longer than nine months, and (b) furnish a number of prospectuses (preliminary, final and amended) and other documents incident thereto as an Investor from time to time reasonably may request.

         8.5     Indemnification.

                 (a) With respect to any registration pursuant to this Article, the Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each participating Investor, each such Investor's partners, officers and directors, each participating underwriter, and each person, if any, who controls, is controlled by or is under common control with any such Investor or underwriter within the meaning of the Securities Act (hereinafter collectively referred to as the "Investor-Underwriters"), as follows:

                          i.      against any and all loss, liability, claim,
damage and expense whatsoever arising out of any alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law (collectively, such untrue statements, omissions, or violations being referred to herein as a "Violation"), unless the Violation or alleged Violation was made in reliance upon and in conformity with written information furnished to the Company by the Investor-Underwriter expressly for use in the registration statement (or any amendment thereto) or preliminary prospectus or prospectus (or any amendment or supplement thereto);

                          ii.     against any and all loss, liability, claim,
damage, and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any alleged Violation, if the settlement is effected with the written consent of the Company which consent shall not be unreasonably withheld; and

                          iii.    against any and all expense whatsoever
reasonably incurred in investigating, preparing or defending against or settling any litigation, commenced or threatened, or any claim whatsoever based upon any alleged Violation.

                 In no case will the Company be liable under the foregoing indemnity with respect to any loss, liability, claim, damage or expense with respect to any claim made against an Investor-Underwriter unless the Company is notified in writing of the commencement and the nature of any action, including any governmental action, within a reasonable time after the commencement thereof, but failure to notify the Company will not relieve the Company from any liability which it may have incurred otherwise than on account of the foregoing indemnity. In case of any such notice, the Company may participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, assume the defense of the action, but if it elects to assume the defense, the defense will be conducted by counsel chosen by it and approved by the Investor-Underwriters and other defendants, if any, in the action, which approval will not be withheld unreasonably. If the Company elects to assume the defense of any action and retain counsel as herein provided, the Investor-Underwriters and other defendants, if any, will bear the fees and expenses of any additional counsel thereafter retained by them.

                 (b) Each participating Investor shall, upon the written request of the Company, agree to indemnify and hold harmless the Company to the same extent and subject to the same terms and conditions as are set forth above for the Company, but only with respect to written information expressly provided by the Investor for use in a registration statement or prospectus.

         8.6 Reports Under the Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of any rule or regulation under the Securities Act which may permit the sale of the Registerable Securities to the public without registration, the Company will:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times as required pursuant to the 1934 Act following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                 (c)      furnish to each Investor forthwith upon its request
(i) a written statement by the Company as to its compliance with the public information requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) any other reports, documents and information as reasonably may be requested in availing any Investor of any rule or regulation of the SEC permitting the sale of securities without registration.

         8.7 Future Rights. In the event that the Company grants to any person piggy back registration rights which are more favorable than the piggy back registration rights granted to the Investors hereunder, the provisions of this Article shall automatically be amended to incorporate the more favorable piggy back registration rights granted to such person.

                                   ARTICLE 9

                           1991 INVESTMENT AGREEMENT

         9.1     Modifications and Amendments to 1991 Investment Agreement.

                 (a) For the purposes of this Section 9.1, the following defined terms as used in this Section 9.1 shall have the same meaning as in the 1991 Investment Agreement: "Lewis Group", "Investment Stage", "Third Closing", "Third Closing Date", "Defaulting Investors".

                 (b) The parties agree that in the event of a conflict of interpretation, meaning, construction or operation between the 1991 Investment Agreement and this Agreement, this Agreement shall control.

                 (c) The fifth sentence of Section 1.1 of the 1991 Investment Agreement is hereby modified and amended to read as follows:

                          "The third Investment Stage consists of 190,849 shares of Common Stock in the aggregate to be purchased by Steven P. Rosenberg at the Third Closing (hereinafter defined)."

                 (d) The third sentence of Section 1.3(c) of the 1991 Investment Agreement is hereby modified and amended to read as follows:

                          "Notwithstanding anything to the contrary contained in this Agreement, December 31, 1994 shall be the outside date by which the Company shall have placed in use two hundred fifty (250) Systems, provided that Steven P. Rosenberg may waive this condition as it applies to his right to acquire shares of Common Stock."

                 (e) Section 6.3(a) of the 1991 Investment Agreement is hereby modified and amended to read as follows:

                          "(a)    The Company shall have placed in use a
                          minimum of 250 Systems at retail locations on terms which the Company believes to be commercially reasonable on or before December 31, 1994."

         9.2 Relinquishment of Rights. Each of the Lewis Group hereby relinquishes all of his or her rights to purchase shares of Common Stock under the 1991 Investment Agreement, save and except such rights as may accrue under
Section 1.4 thereof relating to Defaulting Investors. In furtherance thereof, each of the Lewis Group hereby releases and holds the Company harmless from any further obligations the Company may have under the 1991 Investment Agreement to sell and issue shares of Common Stock to any of the Lewis Group, except as may accrue under Section 1.4 of the 1991 Investment Agreement. It is hereby agreed that upon the consummation of the transactions contemplated hereby, each of the Lewis Group and the Company shall be deemed to have fulfilled all of their respective obligations to each other under the 1991 Investment Agreement.

         9.3 Rosenberg's Rights. It is hereby agreed that upon the consummation of the transactions contemplated hereby, each of the Company and Rosenberg shall be deemed to have fulfilled all of their respective obligations to each other with respect to the purchase, sale, and issuance of shares under the first and second Investment Stages of the 1991 Investment Agreement. It is further agreed that the 1991 Investment Agreement is hereby modified and amended to provide that Rosenberg shall have the right and obligation to purchase 190,849 shares of Common Stock at a price of $6.2222 per share under the 1991 Investment Agreement, in accordance with its terms, at the Third Closing. Rosenberg hereby waives any breach of the 1991 Investment Agreement by the Company as a result of the Company's failure to have placed in use 250 Systems by December 31, 1992.


                                   ARTICLE 10

                                 MISCELLANEOUS

         10.1 Notices. All notices, requests, demands and other communications hereunder, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall be in writing and shall be deemed to have been duly given when actually received, or when mailed, first class postage prepaid, certified mail, return receipt requested, to an Investor at the address set forth below his name on Schedule A hereto, to the Company at the address set forth below, or to such other address as may be designated hereafter by prior written notice from the recipient to the sender:

                 If by mail, to:                   Packaged Ice, Inc.
                                                   P.O. Box 79233
                                                   Houston, Texas 77279-9233

                 If by hand delivery or
                 overnight mail, to:               Packaged Ice, Inc.
                                                   342 Town & Country Village
                                                   Houston, Texas 77024

                 If by FAX, to:                    Packaged Ice, Inc.
                                                   Fax: (713) 464-4681

         10.2    Modification and Waiver.

                 (a) No amendment or modification to this Agreement shall be made, and no condition or continuing covenant contained in this Agreement may be waived without the affirmative vote or written consent of all of the parties to this Agreement.

                 (b) Notwithstanding anything to the contrary herein contained, the fulfillment by the Company of a condition precedent to an Investor's obligation to purchase Common Stock hereunder may be waived from time to time by any such Investor by written consent to, or waiver of, any such condition.

         10.3 Termination. This Agreement shall continue in effect from the date of execution until the Company has completed an initial public offering of its Common Stock resulting in aggregate net proceeds to the Company and its shareholders of $5,000,000 or more; provided, however, the obligations of the Company and the rights of the Investors as set forth in Article 8 of this Agreement shall remain in effect notwithstanding the termination of this Agreement pursuant to this Section 10.3.

         10.4 Conflicts. If there shall be any conflict between any provision of this Agreement and any provision of the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, the conflicting provision of such other agreements shall control.

         10.5 Gender. Wherever herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

         10.6 Headings. The headings contained in this Agreement, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, are for reference purposes only and shall not in any way affect their meaning or interpretation.

         10.7 Counterparts. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.8 Parties in Interest. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall, except as may otherwise be specifically provided to the contrary therein, inure to the benefit of and be binding upon each of the parties hereto and thereto, as the case may be, and their respective heirs, executors, legal representatives, successors and assigns, notwithstanding the execution and delivery of this Agreement or such other agreements by any of the other parties hereto or thereto other than the Company.

         10.9 Survival. All covenants, agreements, representations and warranties made herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, or otherwise in writing in connection therewith, shall survive the execution and delivery thereof and the consummation of the transactions contemplated thereby.

         10.10 Entire Agreement. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, embody the entire agreement and understanding between the parties thereto, and supersede all prior agreements and understandings, written and oral, relating to the subject matter thereof, including, without limitation, all summary term sheets heretofore executed or examined by the parties, the letter agreement dated December 14, 1993 by and among the Company, James F. Gallivan, Jr., G. Houston Hall and James C. Smith; the 1991 Investment Agreement as modified hereby shall remain in effect.

         10.11 Governing Law. THIS AGREEMENT, AND EACH OTHER AGREEMENT REQUIRED TO BE ENTERED INTO PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, SHALL, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY PROVIDED TO THE CONTRARY THEREIN, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         10.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

         10.13 Expenses and Attorneys' Fees. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, closing, delivery and performance of this Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement and each of the Investors shall pay all costs and expenses that it incurs with respect to the negotiation, execution, closing, delivery and performance of this Agreement and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement. Should litigation be instituted by any party to this Agreement, or any of the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, against any other party thereto regarding the enforcement or interpretation of the provisions thereof, the prevailing party shall be entitled to recover its reasonable and necessary costs and expenses incurred in pursuit of or defense of the action, including its reasonable attorneys' fees, in addition to any other relief to which it may be entitled.

         10.14 Language. The language used in this Agreement, and the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, shall be deemed to be language chosen by the parties thereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition thereof.

         10.15 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         10.16 Waiver. No waiver by any party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition or requirement herein; nor deemed to be a waiver of, or in any manner release the other party from future performance of the same provision, condition or requirement; nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         10.17 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than the Company and Investors any legal or equitable right, remedy or claim under or with respect to this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.




COMPANY:                               PACKAGED ICE, INC.


                                       By:
                                          -------------------------------------
                                                JAMES F. STUART, PRESIDENT


INVESTORS:                             P-I PARTNERS, L.P.


                                       By:  GHS Management, Inc.,
                                            General Partner


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                        ---------------------------------------
                                        FRANCES H. BILLUPS




                                        ---------------------------------------
                                        JAMES W. GORMAN




                                        ---------------------------------------
                                        HUGH HALFF, JR.




                                        ---------------------------------------
                                        A.J. LEWIS, JR.




                                        ---------------------------------------
                                        A.J. LEWIS, III





                                        ---------------------------------------
                                        STEVE C. LEWIS

                                        ---------------------------------------
                                        STEVEN P. ROSENBERG




                                        ---------------------------------------
                                        STANLEY SCHOENBAUM, TRUSTEE




                                        ---------------------------------------
                                        HARRY GEE, JR., TRUSTEE




                                        ---------------------------------------
                                        JACK STAZO




                                        ---------------------------------------
                                        KENNETH H. JOHNSON, TRUSTEE




                                        ---------------------------------------
                                        ALFRED Y.K. HEW, JR., TRUSTEE




                                        ---------------------------------------
                                        LANCER CORPORATION, TRUSTEE



                                        By:
                                           ------------------------------------
                                           Alfred A. Schroeder,
                                           Chairman of the Board

Attachments:

Disclosure Schedule
Schedule A - Investors
Schedule 2.6 - Financial Statements
Exhibit 5.4 - Parallel Exit Agreement
Exhibit 5.7 - Voting Agreement
Exhibit 5.8 - Opinion of Counsel